UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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WYETH

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REMARKS OF BERNARD POUSSOT

VIDEO FOR WYETH EMPLOYEES

•	Hello everyone, and thank you for watching.

•	Today we announced that Pfizer will be acquiring Wyeth. Both boards of directors have approved the combination of our two companies.

•	Pfizer has expressed strong interest in acquiring Wyeth over a period of several months. Why is this?

•	Pfizer has concluded that Wyeth is the best strategic match for them because of our complimentary product portfolio, attractive R&D pipeline, and great people.

•	Let me illustrate for you why we are so attractive to Pfizer.

•

First, Wyeth has placed an early bet on biotechnology, making a commitment in the early 90’s. Our recognition of the importance biotech would play in providing life changing medicines led us to build research and production capabilities that are today among the best in our industry.

•

These capabilities include among others our Grange Castle Ireland facility, the largest integrated biotech manufacturing facility in the world where we manufacture, as you know, Enbrel the world’s leading biotech product.

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Second, we have focused Wyeth on prevention. We have built our company into a global leader in vaccines and today, Prevnar is the world’s best selling vaccine and has great future potential with the expected launch of Prevnar 13.

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We’ve also built a strong franchise in infant nutritionals—the first step toward building a healthy life. Our reach in preventing disease extends all the way to providing even animal health vaccines that promote disease free lifestyle.

•	Our broadly diversified product portfolio also includes a strong OTC business, known for such leading consumer brands as Advil, Centrum, Caltrate and Chapstick.

•	We have also built world class R&D capabilities on three platforms- biotech, vaccines, and small molecules.

•	In addition, I believe we have assembled the most talented team in the industry which has led to all of these successes.

•	For all of these reasons, the combination will produce a strong and well balanced company.

•	Let me explain to you why our board of directors agreed to this transaction.

•

The Pfizer offer is attractive because our shareholders get two benefits- a substantial cash payment at closing as well as significant stock ownership in what we believe will be a well positioned combined company. Based on the price of Pfizer stock on Friday, the offer values Wyeth at more than $50 dollars per share, that’s about $68 billion dollars.

•	In considering this offer our board carefully evaluated Wyeth’s stand alone prospects.

•

Let me affirm that the board is very supportive of Wyeth’s strategic direction, its management, and the work that we’ve all done together. However, we all know that the next 5 years will be very challenging for the entire Pharma industry. In the final analysis, the Board concluded that combining with Pfizer is the best alternative for Wyeth as it will accelerate the realization of our strategic vision.

•	For this is not a change in direction, but rather a faster way to get to where we were already going together.

•	And look at what we will be creating:

•	The combined company will be the premier biopharmaceutical company in the world.

•	The company will have the #1 position in every key market around the world, including Japan.

•	We will have more resources to invest in R&D than any other Pharma company in the world.

•	We’ll have the ability to mobilize a wide array of technology to bring ground breaking products to patients more quickly.

•	And we’ll be better able to license innovative technologies.

•	Of course, all that we have built together at Wyeth did not come easily. Pfizer recognizes this and their offer is a tribute to what we’ve accomplished.

•	The core values of the two companies are aligned and Pfizer is looking to harness the many talents of the best people from both organizations.

•	And while there will be cost savings in putting these two companies together, that is not the primary motivation for this combination.

•	The big opportunity is combining two complementary businesses into a global leader with enormous long-term growth potential.

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In the coming months, you will surely have many questions which we will make every effort to address. Throughout the process we will communicate regularly to tell you as much as we can, as soon as we can.

•	The transaction is expected to close in the second half of 2009. In the meantime, it is important for all of us to remember that we will still operate as an independent company.

•	So for now, I am asking you to stay focused. We must continue to execute our plans and strategies, and meet our business objectives.

•	The best way to ensure our future success is to stay focused on our mission and continue the important work that we do on behalf of the patients who count on us.

•

As for myself, my personal commitment to you is to work very closely with the management teams from both companies to design the best possible combined company- one that has the best organization, the best talent, and best supports the continued success of our business.

•	So, thank you again for watching, and I look forward to seeing you shortly.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Wyeth concerning the proposed merger of Wyeth with Pfizer (the “merger”) and other future events and their potential effects on Wyeth. Such statements are based upon the current beliefs and expectations of our management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies and risk relating to the merger, many of which are beyond our control.

In connection with the proposed merger, Pfizer intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 containing a proxy statement/prospectus for the stockholders of Wyeth and each of Wyeth and Pfizer plan to file other documents with the SEC regarding the proposed merger transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, WYETH’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus, as well as other relevant documents containing important information about Wyeth and Pfizer at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Wyeth’s stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents when they become available by directing a request by mail or telephone to Wyeth, Five Giralda Farms, Madison, NJ 07940, Attention: Investor Relations, (877) 552-4744. Information about Wyeth’s directors and executive officers and other persons who may be participants in the solicitation of proxies from Wyeth’s stockholders is set forth in Wyeth’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and Wyeth’s proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on March 14, 2008.